6

                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
                                                  ----------------------

  THIS  AGREEMENT is between  American  Skandia  Investment  Services,  Incorporated  and Prudential  Investments  LLC (the
  "Investment Manager") and T. Rowe Price Associates, Inc. (the "Sub-Advisor").

  WHEREAS  American  Skandia Trust (the "Trust") is a  Massachusetts  business  trust  organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

  WHEREAS the trustees of the Trust (the "Trustees") have engaged the Investment  Manager to act as Investment  Manager for
  the AST T. Rowe Price Natural Resources Portfolio (the "Portfolio") under the terms of a management agreement,  dated May
  1, 2003, with the Trust (the "Management Agreement"); and

  WHEREAS the  Investment  Manager has engaged the  Sub-Advisor  and the  Trustees  have  approved  the  engagement  of the
  Sub-Advisor to provide investment advice and other investment services set forth below;

  NOW, THEREFORE the Investment Manager and the Sub-Advisor agree as follows:

  1.     Investment  Services The  Sub-Advisor  will furnish the Investment  Manager with investment  advisory  services in
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  connection  with a  continuous  investment  program  for the  Portfolio  which is to be  managed in  accordance  with the investment  objective,  investment  policies and actions of the Portfolio as set forth in the Prospectus and Statement of
  Additional  Information  of the Trust and in  accordance  with the Trust's  Declaration  of Trust and By-laws.  Officers, directors,  and  employees of  Sub-Advisor  will be available to consult  with  Investment  Manager and the Trust,  their officers,  employees  and  Trustees  concerning  the business of the Trust.  Investment  Manager  will  promptly  furnish
  Sub-Advisor  with  any  amendments  to such  documents.  Such  amendments  will  not be  effective  with  respect  to the
  Sub-Advisor until receipt thereof.

         Subject to the supervision and control of the Investment Manager,  which is in turn subject to the supervision and control of the Trust's Board of Trustees, the Sub-Advisor,  will in its discretion determine and select the securities to be  purchased  for and sold from the  Portfolio  from time to time and will place  orders with and give  instructions  to brokers,  dealers and others for all such transactions and cause such transactions to be executed.  The Portfolio will be maintained by a custodian bank (the "Custodian") and the Investment  Manager will authorize the Custodian to honor orders and instructions by employees of the Sub-Advisor  authorized by the Investment Manager to settle  transactions in respect of the Portfolio.  No assets may be withdrawn from the Portfolio  other than for settlement of  transactions on behalf of the Portfolio except upon the written  authorization  of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Advisor  will obtain and evaluate  pertinent  information  about  significant  developments  and economic, statistical  and  financial  data,  domestic,  foreign or  otherwise,  whether  affecting  the economy  generally  or the
  Portfolio,  and  concerning the  individual  issuers whose  securities are included in the Portfolio or the activities in which they  engage,  or with  respect to  securities  which the  Sub-Advisor  considers  desirable  for  inclusion in the
  Portfolio.

         The Sub-Advisor  represents that it reviewed the Registration  Statement of the Trust, including any amendments or supplement  thereto,  and any Proxy Statement relating to the approval of this Agreement as filed with the Securities and
  Exchange  Commission  and represents  and warrants that with respect to disclosure  about the  Sub-Advisor or information relating directly or indirectly to the Sub-Advisor,  such Registration  Statement or Proxy Statement contains,  as of the date  hereof,  no untrue  statement  of any  material  fact and does not omit any  statement  of material  fact which was required to be stated therein or necessary to make the  statements  contained  therein not  misleading.  The  Sub-Advisor further represents and warrants that it is an investment  advisor  registered under the Investment  Advisers Act of 1940, as  amended,  and under the laws of all  jurisdictions  in which the  conduct of its  business  hereunder  requires  such registration.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this Agreement,  the Sub-Advisor will comply with the requirements of the ICA and subchapters L and M (including,  respectively,  Section 817(h) and Section  851(b)(1),  (2), (3) and (4) of the Internal
   Revenue Code, applicable to the Portfolio,  and the regulations  promulgated  thereunder.  Sub-Advisor shall comply with
   (i) other  applicable  provisions of state or federal law; (ii) the provision of the Declaration of Trust and By-laws of the Trust;  (iii) policies and  determinations of the Trust and Investment  Manager,  (iv) the fundamental  policies and investment  restrictions of the Trust, as set out in the Trust's registration  statement under the ICA, or as amended by the Trust's shareholders;  (v) the Prospectus and Statement of Additional  Information of the Trust; and (vi) investment guidelines or other instructions  received in writing from Investment  Manager.  Sub-Advisor shall supervise and monitor the investment program of the Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  Sub-advisors to provide  investment  advice and other  services in relation to  portfolios of the Trust for which  Sub-Advisor  does not provide such or to prevent  Investment  Manager from providing such services itself in relation to such portfolios.  The
   Sub-Advisor and the Investment  Manager  understand and agree that if the Investment  Manager manages the Portfolio in a
   "manager-of-managers"  style, the Investment Manager will, among other things, (i) continually  evaluate the performance of the  Sub-Advisor  through  quantitative  and  qualitative  analysis  and  consultations  with the  Sub-Advisor,  (ii)
   periodically make  recommendations to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii)  periodically  report to the Trust's Board  regarding the results of its evaluation  and  monitoring  functions.  The  Sub-Advisor  recognizes  that its services may be  terminated  or modified pursuant to this process.

         The Sub-Advisor  acknowledges  that the Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees that it shall not consult with any other
   Sub-Advisor to the Portfolio or the Trust with respect to transactions  in securities for the  Portfolio's  portfolio or any other  transactions of Portfolio  assets.  The Sub-Advisor  further  acknowledges that it shall not consult with any other sub-advisor of the Portfolio that is a principal  underwriter or an affiliated  person of a principal  underwriter with respect to transactions in securities for the Portfolio's  portfolio or any other transactions of Portfolio assets, and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the Portfolio's portfolio as determined by the Investment Manager.

   2.    Delivery of Documents to Sub-Advisor.  The Investment Manager has furnished the Sub-Advisor with copies of each
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   of the following documents:

                  (a)      The Declaration of Trust of the Trust as in effect on the date hereof,

                  (b)      The By-laws of the Trust in effect on the date hereof,

                  (c)      The  resolutions of the Trustees  approving the engagement of the  Sub-Advisor as Sub-Advisor to the Investment Manager and approving the form of this agreement;

                  (d),     The resolutions of the Trustees  selecting the Investment  Manager as Investment  Manager to the
   Trust and approving the form of the Investment Manager's Management Agreement with the Trust;

                  (e)      The Investment Manager's Management Agreement with the Trust;

                  (f)      The Code of Ethics of the Trust and of the Investment Manager as currently in effect; and

                  (g)      A list of  companies  the  securities  of which are not to be  bought or sold for the  Portfolio because of nonpublic  information  regarding  such companies  that is available to Investment  Manager or the Trust,  or which,  in the sole opinion of the Investment  Manager,  it believes such non-public  information  would be deemed to be available to Investment Manager and/or the Trust.

                  The Investment  Manager will furnish the Sub-Advisor from time to time with copies,  properly.  certified or  otherwise  authenticated  of all  amendments  of or  supplements  to the  foregoing,  if  any.  Such  amendments  or supplements  as to items (a)  through  (f) above  will be  provided  within  30 days of the time such  materials  became available to the  Investment  Manager.  Such  amendments or  supplements as to item (g) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the Investment
   Manager.

   3.    Delivery of Documents to the  Investment  Manager.  The  Sub-Advisor  has  furnished the  Investment  Manager with
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   copies of each of the following documents:

                  (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

                  (b)      The Sub-Advisor's most recent balance sheet;

                  (c)      Separate lists of persons who the  Sub-Advisor  wishes to have authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio;

                  (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

         The  Sub-Advisor  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a) through (d) above will be provided  within 30 days of the time such  materials  became  available to the
   Sub-Advisor.

   4.    Investment  Advisory  Facilities.  The  Sub-Advisor,  at  its  expense,  will  furnish  all  necessary  investment
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   facilities, including salaries of personnel required for it to execute its duties faithfully.

   5.    Execution of Portfolio  Transactions  Sub-Advisor is responsible  for decisions to buy and sell securities for the
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   Portfolio,  broker-dealer  selection, and negotiation of its brokerage commission rates. Sub-Advisor shall determine the securities  to be purchased  or sold by the  Portfolio  pursuant to its  determinations  with or through  such  persons, brokers or dealers,  in conformity with the policy with respect to brokerage as set forth in the Trust's  Prospectus and
   Statement  of  Additional  Information,  or as the  Board of  Trustees  may  determine  from  time to  time.  Generally,
   Sub-Advisors primary consideration in placing Portfolio securities  transactions with broker-dealers for execution is to obtain  and  maintain  the  availability  of best  execution  at the best net  price  and in the most  effective  manner possible.  The Sub-Advisor may consider sale of shares of the Portfolio,  as well as  recommendations  of the Investment
   Manager, subject to the requirements of best net price and most favorable execution.

         Consistent  with this policy,  the  Sub-Advisor  will take the following  into  consideration:  the best net price available,  the  reliability,  integrity  and financial  condition of the  broker-dealer  the size of and  difficulty in executing the order, and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Portfolio on a continual basis.  Accordingly,  the cost of the brokerage commissions to the Portfolio may be greater than that  available  from other brokers if the  difference  is  reasonably  justified by other aspects of the portfolio execution  services  offered.  Subject  to such  policies  and  procedures  as the  Board of  Trustees  of the Trust may determine,  the Sub-Advisor  shall not be deemed to' have acted unlawfully or to have breached any duty solely by reason of its having  caused the  Portfolio to pay a broker  dealer that  provides  such  services to the  Sub-Advisor  for the
   Portfolio's  use an amount of commission  for effecting a 'portfolio  investment  transaction in excess of the amount of commission another  broker-dealer would have charged for effecting that on, if the Sub-Advisor  determines in good faith that such  amount of  commission  was  reasonable  hi relation to the value of the  research  services  provided by such broker, viewed in terms of either that particular transaction or the Sub-Advisors ongoing  responsibilities with respect to the Portfolio.  The Sub-Advisor is further  authorized to allocate the orders placed by it on behalf of the Portfolio to such  broker-dealers  who also provide  research or statistical  material,  or other services to the Portfolio or the
   Sub-Advisor.  Such  allocation  shall be in such  amounts and  proposals  as the  Sub-Advisor  shall  determine  and the
   Sub-Advisor  will report on said  allocations to the Investment  Manager as requested by the Investment  Manager and, in any  event,  at least once each  calendar  year if no  specific  request is made,  indicating  the  brokers to whom such allocations have been made and the basis therefor.

   6.    Reports by  Sub-Advisor.  The  Sub-Advisor  shall furnish the  Investment  Manager  monthly,  quarterly and annual
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   reports  concerning  transactions  and  performance  of the  Portfolio,  including  information  required in the Trust's
   Registration,  in such form as may be mutually  agreed,  to review the Portfolio  and discuss the  management of it. The
   Sub-Advisor shall permit the financial  statements,  books and with respect to the Portfolio to be inspected and audited by the Trust,  the  Investment  Manager or their  agents at all  reasonable  times during  normal  business  hours.  The
   Sub-Advisor  shall immediately  notify and forward to both Investment  Manager and legal counsel for the Trust any legal process  served upon it on behalf of the  Investment  Manager or the Trust The  Sub-Advisor  shall  promptly  notify the
   Investment Manager of any changes in any information required to be disclosed in the Trust's Registration Statement

   7.    Compensation  of  Sub-Advisor.  The amount of the  compensation  to the Sub-Advisor is computed at an annual rate.
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   The fee is payable  monthly in arrears,  based on the average daily net assets of the  Portfolio for each month,  at the annual rates shown below.

         For all services  rendered,  the Investment  Manager will calculate and pay the Sub-Advisor at the annual rate of:
   .60 of 1% of' the  portion  of the net  assets of the  Portfolio  not in excess  of $20  million;  plus .50 of 1% of the portion of the net assets in excess of $20  million  but not in excess of $50  million.  When the net assets  exceed $50 million, the fee will be .50 of 1% of all net assets.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio  shall be valued as set forth in the then current  registration  statement of the Trust.  If this agreement is terminated,  the payment shall be prorated to the date of termination.

           Investment  Manager and  Sub-Advisor  shall not be considered as partners or  participants  in a joint  venture.
   Sub-Advisor  will pay its own  owners  for the  services  to be  provided  pursuant  to this  Agreement  and will not be obligated to pay any  expenses of  Investment  Manager of the Trust.  Except as otherwise  provided  herein,  Investment
   Manager and the Trust will not be obligated to pay any expenses of Sub-Advisor.

   8.    Confidential  Treatment It is understood  that any  information or  recommendation  supplied by the Sub-Advisor in
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   connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the
   Investment  Manager,  the Trust or such persons the Investment  Manager may designate in connection  with the Portfolio.
   It is also  understood  that  any  information  supplied  to  Sub-Advisor  in  connection  with the  performance  of its obligations hereunder,  particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolio,  is to be regarded as  confidential  and for use only by the Sub-Advisor in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this  Agreement  hereby  acknowledges  that it is registered as an
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   investment  advisor under the Investment  Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration,  and it will promptly notify the other if it ceases to be so registered,  if its registration is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its registration should not be suspended or terminated.

   10.   Liability,  The  Sub-Advisor  shall  use its best  efforts  and  good  faith in the  performance  of its  services
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   hereunder.  However,  so long as the  Sub-Advisor  has acted in good  faith and has used its best  efforts,  then in the absence of willful  misfeasance,  bad faith,  gross negligence or reckless disregard for its obligations  hereunder,  it shall not be liable to the Trust or its shareholders or to the Investment  Manager for any act or omission  resulting in any loss suffered in any portfolio of the Trust in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and therefore,  nothing herein shall in any way  constitute a waiver of limitation  of any rights which the Trust or Investment  Manager may have under applicable law.

           The  Investment  Manager  agrees  that the  Sub-Advisor  shall not be liable for any  failure to  recommend  the purchase  or sale of any  security  on  behalf  of the  Portfolio  on the  basis  of any  information  which  might,  in
   Sub-Advisor's opinion, constitute a violation of any federal or state laws, rules or regulations.

   11.   Other  Activities  of  Sub-Advisor.  Investment  Manager  agrees that the  Sub-Advisor  and any of its partners or
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   employees,  and persons  affiliated  with it or with any such partner or employee may render  investment  management  or advisory  services to other investors and  institutions,  and such investors and institutions may own, purchase or sell, securities or other  interests in property the same as or similar to those which are selected for  purchase,  holding or sale for the  Portfolio,  and the  Sub-Advisor  shall be in all free to take  action  with  respect  to  investments  in securities or other  interests in property the same as or similar to those  selected for  purchase,  holding or sale for the  Portfolio.  Purchases  and sales of individual  securities  on behalf of the Portfolio and other  portfolios of the
   Trust or accounts for other  investors or  institution,  will be made on a basis that is equitable to all  portfolios of the Trust and other  accounts.  Nothing in this agreement  shall impose upon the  Sub-Advisor any obligation to purchase or sell or  recommend  for purchase or sale,  for the  Portfolio  any security  which it, its  partners,  affiliates  or employees may purchase or sell for the Sub-Advisor or such partner's,  affiliate's or employee's own accounts or for the account of any other client, advisory or otherwise.

   12.   Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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   hereof, and is renewable annually  thereafter by specific approval of the Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities of the  Portfolio.  Any such renewal shall be approved by the vote of a majority of the  Trustees  who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such  renewal.  This  agreement  may be terminated  without  penalty at any time by the  Investment
   Manager or Sub-Advisor upon 60 days written notice, and will  automatically  terminate in the event of its assignment by either party to this  Agreement as defined in the ICA, or  (provided  Sub-Advisor  has  received  prior  written  notice thereof) upon termination Of the Investment Manager's Management Agreement with the Trust.

   13.   Notification.  Sub-Advisor  will  notify the  Investment  Manager  within a  reasonable  time of any change in the
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   personnel of the Sub-Advisor with  responsibility  for making  investment  decisions in relation to the Portfolio or who have been audited to give instructions to a Custodian of the Trust.

         Any notice,  instruction or other  communication  required or  contemplated by this agreement shall be in writing.
   All such communications  shall be addressed to the recipient at the address set forth below,  provided that either party may, by notice, designate a different address for such party.

   Investment Manager:                American Skandia Investment Services, Incorporated
                                      Gateway Center Three
                                      100 Mulberry Street
                                      Newark, NJ 07102
                                      Attention:  Robert F. Gunia
                                      Executive Vice President

   Sub-Advisor:                       T. Rowe Price Associates, Inc.
                                      100 East Pratt Street
                                      Baltimore, Maryland 21202
                                      Attention: Henry H. Hopkins

   Trust:                             American Skandia Trust
                                      One Corporate Drive
                                      Shelton, Connecticut 06484
                                      Attention: Law Department

   14.   Indemnification.  The Sub-Advisor agrees to indemnify and hold harmless Investment Manager,  any affiliated person
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   within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated  person') of Investment  Manager and each person,  if any who,  within the  meaning  of Section 15 of the  Securities  Act of 1933 (the "1933  Act"),  controls  ("controlling person")  Investment  Manager,  against  any and all losses,  claims,  damages,  liabilities  or  litigation  (including reasonable legal and other expenses),  to which Investment  Manager or such affiliated person or controlling  person may become subject under the 1933 Act, the 1940 Act, the Investment  Advisees Act of 1940 ("Advisees Act"),  under any other statute, at common law or otherwise arising out of Sub-Advisor's  responsibilities as portfolio manager of the Portfolio
   (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by Sub-Advisor,  any of
   Sub-Advisor's employees or representatives or any affiliate of or any person acting on behalf of Sub-Advisor,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in a prospectus or statement of additional  information covering the Portfolio or the Trust or any amendment thereof or any supplement thereto or the omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make the statement  therein not  misleading,  if such a statement  or omission  was made in  reliance  upon  written  information furnished to Investment  Manager,  the Trust or any  affiliated  person of the  Investment  Manager or the Trust or upon verbal  information  confirmed by the Sub-Advisor in writing or (3) to the extent of, and as a result of, the failure of the Sub-Advisor to execute, or cause to be executed,  Portfolio transactions according to the standards and requirements of the 1940 Act;  provided,  however,  that in no case is Sub-Advisor's  indemnity in favor of Investment Manager or any
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   affiliated  person or  controlling  person of Investment  Manager deemed to protect such person against any liability to which any such person would  otherwise be subject by reason of willful  misconduct bad faith or gross  negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless  Sub-Advisor,  any  affiliated  person within the meaning of Section 2(a)(3) of the 1940 Act ('affiliated  person") of Sub-Advisor and each person, if any who, within the meaning Of Section 15 of the  Securities Act of 1933 (the ."1933 Act"),  controls  ("controlling  person")  Sub-Advisor, against any and all losses, claims, damages,  liabilities or litigation (including reasonable legal and other expenses), to which  Sub-Advisor or such  affiliated  person or controlling  person may become subject under the 1933 Act, the 1940
   Act the Investment Adviser's Act of 1940 ('Advisees Act"), under any other statute, at common law or otherwise,  arising out of Investment Managers  responsibilities as Investment Manager of the Portfolio (1) to the extent of and as a result of the willful misconduct.  bad faith, or gross negligence by Investment Manager,  any of Investment Manager's employees or  representatives  or any of or any person  acting on behalf of Investment  Manager,  or (2) as a result of any untrue statement  or alleged  untrue  statement of a material  fact  contained  in a  prospectus  or  statement  of  additional information  covering the Portfolio or the Trust or any amendment  thereof or any supplement  thereto or the omission or alleged  omission to state  therein a material  fact  required to be stated  therein or necessary to make the  statement therein not  misleading,  if such a  statement  or omission  was made by the Trust other than in reliance  upon  written information furnished by Sub-Advisor,  or any affiliated person of the Sub-Advisor or other than upon verbal information confirmed by the Sub-Advisor in writing,  provided,  however, that in no case is Investment Manager's indemnity in favor
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   of Sub-Advisor or any affiliated person or controlling  person of Sub-Advisor  deemed to protect such person against any liability  to which any such  person  would  otherwise  be  subject  by man of  willful  misconduct,  bad faith or gross negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

   15.   Warranty.  The  Investment  Manager  represents and wan-ants that (i) the  appointment  of the  Sub-Advisor by the
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   Investment  Manager  has been duly  authorized  and (ii) it has acted and will  continue to act in  connection  with the transactions  contemplated  hereby,  and the  transactions  contemplated  hereby are, in conformity  with the Investment
   Company Act of 1940, the Trusts governing documents and other applicable laws.

         The  Sub-Advisor  represents  and  warrants  that it is  authorized  to perform the  services  contemplated  to be performed hereunder.

   16.   Amendment.  This Agreement may be amended by mutual written  consent of the parties,  subject to the provisions of
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   the ICA.

   17.   Governing Law. This agreement is made under,  and shall be governed by and construed in accordance  with, the laws
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   of the State of Connecticut.

   The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________